Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

Matthews International Corporation (the “Company”)
Policy on Insider Trading (this “Policy”)
Scope:
Part I of this Policy applies to (i) all officers of the Company and its subsidiaries, (ii) all members of the Company’s Board of Directors, (iii) all employees of the Company and its subsidiaries, (iv) all independent contractors and consultants determined by the Compliance Officer to have access to material nonpublic information and (v) their respective family members, other members of a person’s household and entities controlled by a person covered by this Policy (as described below).
Part II of this Policy applies to only the following persons:
•MEMBERS OF THE BOARD OF DIRECTORS;
•ANY OF THE COMPANY’S OFFICERS WHO ARE REQUIRED TO FILE REPORTS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (“SECTION 16 OFFICERS”);
•THE COMPANY’S COMPLIANCE OFFICER, THE ATTORNEYS WITHIN THE COMPANY’S LEGAL DEPARTMENT, THE CORPORATE TREASURER AND THE CORPORATE CONTROLLER (COLLECTIVELY, WITH THE SECTION 16 OFFICERS,THE “COVERED LEADERSHIP TEAM”);
•EMPLOYEES LISTED ON APPENDIX A, AS AMENDED FROM TIME TO TIME BY THE COMPLIANCE OFFICER (THE “IDENTIFIED EMPLOYEES”); AND
•ANY EMPLOYEE WHO RECEIVED AN EQUITY AWARD FROM THE COMPANY (TOGETHER WITH THE COVERED LEADERSHIP TEAM AND THE IDENTIFIED EMPLOYEES, THE “COVERED PERSONS”)

Part II of this Policy also applies to family members, other members of a person’s household and entities controlled by a Covered Person.
All Covered Persons are required to sign the acknowledgment and certification to this Policy attached hereto.
Transactions by Family Members and Others:
This Policy applies to your family members who reside with you (including a spouse, domestic partner, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company Securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in Company Securities (collectively referred to as “Family Members”). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Company Securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

decision is made solely by a third party not controlled by, influenced by or related to you or your Family Members.
Transactions by Entities that You Influence or Control:
This Policy also applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account.
For the avoidance of doubt, unless the context requires otherwise, “you” or similar terms refer to each person subject to this Policy, including such person’s Family Members and such person’s Controlled Entities.
Purpose:
As an essential part of your work, many of you have access to material, nonpublic information concerning the Company and its subsidiaries and its business. The purpose of this Policy is to provide standards and requirements with respect to transactions in the Company’s securities (collectively referred to in this Policy as “Company Securities”) and the handling of confidential information about the Company, as well as other companies with which the Company does business (collectively, the “Covered Companies”). The Company’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a Covered Company from: (i) trading in securities of that company; or (ii) providing material nonpublic information (i.e., tips or recommendations) to other persons who may trade on the basis of that information. This Policy is also intended, in part, to further the Company’s obligations under the Insider Trading and Securities Fraud Enforcement Act of 1988 and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder, as a “control person” to act in good faith and avoid directly or indirectly inducing the act or acts of violation or cause of action with respect to certain insider trading laws.
Administration of this Policy:
The General Counsel of the Company shall serve as the initial Compliance Officer for the purposes of this Policy, and in his absence, a senior attorney from the Company’s legal department or another employee designated by the Compliance Officer or the Audit Committee (the “Committee”) of the Board of Directors of the Company shall be responsible for administration of this Policy. The duties of the Compliance Officer include, but are not limited to, the following: (i) assisting with implementation and enforcement of this Policy; (ii) circulating this Policy to all current and new directors, officers and employees and ensuring that this Policy is amended as necessary to remain up-to-date with insider trading laws; (iii) maintaining the accuracy of and periodically updating the list of Identified Employees listed on Appendix A; (iv) pre-clearing as required under this Policy; (v) reviewing and, as appropriate, providing approval of any Rule 10b5-1 plans and any prohibited transactions as required under this Policy; (vi) providing a reporting system with an effective whistleblower protection mechanism; and (vii) assisting, as requested, in the preparation and filing of reports under Section 16 of the Exchange Act (“Section 16”) for Section 16 reporting persons. Subject to determinations made by the Board of

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

Directors or the Committee, all determinations and interpretations by the Compliance Officer shall be final and not subject to further review. If you have any questions regarding this Policy, please contact the Compliance Officer at:
•Brian D. Walters – bwalters@matthewsintl.com – 1-412-442-8217 or in his absence
•Erin Black – eblack@matthewsintl.com – 1-412-442-8238

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

PART I
OF THIS POLICY ON INSIDER TRADING
THIS PART I OF THIS POLICY APPLIES TO ALL OFFICERS AND EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES AND THE BOARD OF DIRECTORS OF THE COMPANY

Transactions Subject to this Policy:
This Policy applies to all trading and other transactions (i) in Company Securities, including transactions in the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible notes, bonds and warrants, as well as any derivative securities related to Company Securities, whether or not issued by the Company and (ii) the securities of certain other companies, including common stock, options and other securities issued by those companies, as well as derivative securities relating to any of those companies’ securities, where the person trading used non-public information obtained while working for the Company.
Individual Responsibility:
You have ethical and legal obligations to maintain the confidentiality of information about the Company and to refrain from engaging in transactions in Company Securities while in possession of material nonpublic information. In this regard, you are responsible for ensuring that you comply with this Policy, or an entity that you control whose transactions are subject to this Policy, as discussed above, also complies with this Policy. In addition, you shall be expected, at all times, to exercise reasonable care and vigilance in safeguarding and securing any information that may be considered as material, confidential and/or non-public.
In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual. Any action by the Company, the Compliance Officer or any other employee or director of the Company pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by the Company for conduct that is prohibited by this Policy or applicable securities laws, as described in greater detail below under the heading, “Consequences of Violations.”
Statement of Policy:
It is the Company’s policy that if you become aware of material nonpublic information related to the Company, you may not directly or indirectly through family members or other persons or entities:
a.engage in transactions in Company Securities, except as otherwise specified in this Policy under the headings “Exception: Transactions Under Company Plans,” “Exception: Transactions Not Involving a Purchase or Sale” and “Rule 10b5-1.”

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

b.recommend the purchase or sale of any Company Securities;
c.disclose material nonpublic information (“tip”) to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or
d.assist anyone engaged in the above activities.
Please note that you may be in possession of such material nonpublic information following your termination of service. The prohibitions included in this Policy continue to apply even after your termination of service to the Company, and it is the responsibility of each person subject to this Policy to comply.
In addition, if in the course of working for the Company you become aware of material nonpublic information about a company with which the Company does business (e.g., a customer or supplier of the Company), you cannot trade in that company’s securities until such information becomes public or is no longer material. Further, it is the policy of the Company that no director, officer or other employee of the Company, or any other person designated as subject to this Policy, who knows of any such material nonpublic information may communicate that information to, or tip, any other person, including family members and friends, or otherwise disclose such information without the Company’s authorization.
Except as specified herein, there are no exceptions to this Policy. Transactions that may be necessary or justifiable for independent reasons (i.e., the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances, and even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. For compliance purposes, you should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that you have reason to believe is material and nonpublic. If you have questions, please check with the Compliance Officer.
Definition of Material Nonpublic Information:
Material Information: Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that has market significance, that is if it could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are:

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

a.projections of future earnings or losses, or other earnings guidance, including changes to previously- announced earnings guidance;
b.changes to previously announced earnings guidance, or the decision to suspend earnings guidance;
c.proposals, plans, or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, joint ventures, restructurings, recapitalizations, strategic alliances, or purchases or sales of significant assets;
d.significant related party transactions;
e.changes in dividend policy or the declaration of a stock split;
f.public offerings of additional securities;
g.bank borrowings or other financing transactions outside of the ordinary course of business;
h.establishment or amendment of a repurchase program for Company Securities;
i.major marketing changes;
j.changes in management or the Board of Directors;
k.major changes in personnel;
l.a change in auditors or notification that the auditor’s reports may no longer be relied upon;
m.development of a significant new product or service;
n.information relating to major merchandising initiatives;
o.a significant write-down in assets or increase in reserves;
p.impending bankruptcy or the existence of severe liquidity problems;
q.changes in debt ratings;
r.a significant information or cyber security breach;
s.pending or threatened significant litigation, or the resolution of such litigation; or
t.gain or loss of a significant customer or supplier.
Material information is not limited to historical facts, but also may include projections and forecasts. With respect to a future event, the point at which events, such as a merger, acquisition or introduction of a new product, the point at which negotiations or product development are determined to be material is evaluated by balancing (i) the probability that the event will occur again (ii) the magnitude of the effect that the event would have on a company’s operations or stock price, should it occur. Thus, information concerning an event that would have a large impact on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular nonpublic information is material, you should presume it is material. If you are unsure whether information is material, you should either consult the Compliance Officer before making

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

any decision to disclose such information (other than to persons who need to know it) or to trade in or recommend securities to which that information relates or assume that the information is material.
When Information is Considered Public:
Information that has not been disclosed to the public generally is considered to be nonpublic information. In order to establish that the information has been disclosed to the public, the information must have been widely disseminated in a manner designed to reach investors generally (i.e., posting on a company website, or a filing with the SEC’s EDGAR system) and investors must be given the opportunity to absorb the information.
By contrast, nonpublic information may include: (i) information available only to a select group of analysts, brokers, or institutional investors; (ii) undisclosed facts that are the subject of rumors; and (iii) information that has been entrusted to the Company on a confidential basis until a public announcement has been made and enough time has elapsed for the market to respond; i.e., the second business day after the information was publicly released. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information.
If you are not sure whether information is considered public, you either should consult with the Compliance Officer, or presume that the information is nonpublic and treat it as confidential.
Exception: Transactions Under Company Plans:
This Policy does not apply in the case of the following transactions, except as specifically noted:
a.Stock Option Exercises: This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right where you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. However, this Policy does apply to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of, or withholding in connection with the exercise of, an option.
b.Restricted Stock and Restricted Stock Unit Awards: This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right where you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock units. Note, however, that this Policy does apply to any market sale of shares of the Company’s stock.
c.401(k) Plan: This Policy does not apply to purchases of Company Securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

a liquidation of some or all of your Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. It should be noted that sales of Company Securities from a 401(k) account are also subject to Rule 144, and therefore affiliates should ensure that a Form 144 is filed when required.
d.Employee Stock Purchase Plan: This Policy does not apply to purchases of Company Securities in the employee stock purchase plan resulting from your periodic contribution of money to the plan pursuant to the election you made at the time of your enrollment in the plan. This Policy also does not apply to purchases of Company Securities resulting from lump sum contributions to the plan, provided that you elected to participate by lump sum payment at the beginning of the applicable enrollment period. This Policy does apply, however, to your election to participate in the plan for any enrollment period, and to your sales of Company Securities purchased pursuant to the plan.
e.Dividend Reinvestment Plan. This Policy does not apply to purchases of Company Securities under the Company’s dividend reinvestment plan resulting from your reinvestment of dividends paid on Company Securities. This Policy does apply, however, to voluntary purchases of Company Securities resulting from additional contributions you choose to make to the dividend reinvestment plan, and to your election to participate in the plan or increase your level of participation in the plan. This Policy also applies to your sale of any Company Securities purchased pursuant to the plan.
f.Other Similar Company Transactions: Any other purchase of Company Securities from the Company or sales of Company Securities to the Company are not subject to this Policy.
Exception: Transactions Not Involving a Purchase or Sale:
This Policy does not apply in the case of the following transactions, except as specifically noted:
a.Bona Fide Gifts of Securities: Bona fide gifts of securities are not transactions subject to this Policy, unless you have reason to believe that the recipient intends to sell the Company Securities while you are in possession of material, nonpublic information, or the person making the gift is subject to the trading restrictions specified below under the heading “Additional Procedures” and the sales by the recipient of the Company Securities occur during a blackout period. Notwithstanding the foregoing, members of the Board of Directors and Section 16 Officers and any other individuals subject to Section 16 shall be obligated to report any bona fide gifts on Form 4 or Form 5, as applicable pursuant to Rule 16a-3(g)(1).

Prohibited Transactions:
The Board of Directors of the Company believes that it is inappropriate for persons covered by this Policy (except as described in clause (d) below) to engage in any short-term or speculative transactions involving Company Securities, not only because of insider trading concerns but also because of the pejorative appearance created by the transactions and the potential repercussions with investors,

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

regulations, and other market participants. As a result, this Policy prohibits you from engaging in the following transactions.
a.Short Sales, or the sale of a security that the seller does not own, may evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller lacks confidence in the Company. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Exchange Act explicitly prohibits officers and directors from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”)
b.Publicly-Traded Options, including put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that you are trading based on material nonpublic information and inappropriately focus your attention on short-term performance at the expense of long-term objectives. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”)
c.Standing and Limit Orders: Except under approved Rule 10b5-1 Plans, you may not enter into standing and limit riders, due to the lack of control over the timing of purchases or sales that result from standing instructions to a broker. If a person subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures outlined below under the heading “Additional Procedures.”
d.Pension Plan Blackout Periods. Members of the Board of Directors and the Company’s executive officers are prohibited from trading in the Company's equity securities during a blackout period imposed under an "individual account" retirement or pension plan of the Company, during which at least 50% of the plan participants are unable to purchase, sell or otherwise acquire or transfer an interest in equity securities of the Company, due to a temporary suspension of trading by the Company or the plan fiduciary.
e.Short-Term Trading. Short-term trading of Company Securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, any person covered by this Policy who purchases Company Securities in the open market may not sell any Company Securities of the same class during the six months following the purchase (or vice versa).
f.Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a person covered by this Policy to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

ownership. When that occurs, such person may no longer have the same objectives as the Company’s other shareholders. Therefore, persons covered by this Policy are prohibited from engaging in any such transactions.
g.Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, persons covered by this Policy are prohibited from holding Company Securities in a margin account or otherwise pledging Company Securities as collateral for a loan. (Pledges of Company Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”)

Consequences of Violations:
Violations of this Policy and insider trading laws have serious consequences.
a.Legal Penalties: A person who violates insider trading laws by engaging in transactions in a company's securities when he or she has material non-public information can be sentenced to a substantial jail term and required to pay a penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others also may be liable for transactions by the tippees to whom he or she has disclosed material nonpublic information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The SEC also can seek substantial penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek a minimum of $1 million from a company and/or management and supervisory personnel as control persons.
b.Company-Imposed Penalties: Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Any exceptions to this Policy, if permitted, may only be granted by the Compliance Officer and must be provided before any activity contrary to the above requirements takes place.
Company Assistance:
Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Compliance Officer, Brian D. Walters, who can be reached by telephone at 412-442-8217 or by e-mail at bwalters@matw.com.

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

POLICY CONTINUES ON FOLLOWING PAGE

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

PART II
OF THIS POLICY ON INSIDER TRADING
THIS PART II OF THIS POLICY APPLIES TO ONLY THE FOLLOWING PERSONS:
•MEMBERS OF THE BOARD OF DIRECTORS;
•ANY OF THE COMPANY’S SECTION 16 OFFICERS
•THE COMPANY’S COMPLIANCE OFFICER, THE ATTORNEYS WITHIN THE COMPANY’S LEGAL DEPARTMENT, THE CORPORATE TREASURER AND THE CORPORATE CONTROLLER (COLLECTIVELY, THE “COVERED LEADERSHIP TEAM”); AND
•ANY EMPLOYEE WHO RECEIVED AN EQUITY AWARD FROM THE COMPANY (TOGETHER WITH THE COVERED LEADERSHIP TEAM, THE “COVERED PERSONS”)

Additional Procedures:
The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only to Covered Persons, as well as the Family Members and Controlled Entities of such persons, since such persons are likely to obtain material nonpublic information on a regular basis.
a.Pre-Clearance Procedures1:
The Covered Leadership Team, as well as any Family Members and Controlled Entities of such persons, may not engage in any transaction in Company Securities including purchasing, selling or otherwise making any transfer of Company Securities (such as gifts, pledges or loans), without first obtaining pre-clearance of the transaction from the Compliance Officer.2 A request for pre-clearance should be submitted to the Compliance Officer at least two (2) business days in advance of the proposed transaction.
The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the
1 Unless otherwise stated by the Compliance Officer, the pre-clearance will only be valid for a period of five (5) trading days from the date the clearance is given.
2 In the case of pre-clearance for any transaction by the Compliance Officer, the Company’s Chairman, CEO or CFO, as the case may be, may provide pre-clearance to the Compliance Officer.

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

Compliance Officer. The requestor should also indicate whether he or she has effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. Unless revoked, pre-clearance granted by the Compliance Officer will ordinarily remain valid until the close of trading five (5) trading days following the day on which it is granted. If the transaction does not occur during the two-day period, pre-clearance of the transaction must be re-requested. Following completion of the transaction, the Covered Person shall promptly notify the Compliance officer, but in no event later than one (1) business day following completion of such transaction.
b.Quarterly Trading Restrictions: The Covered Persons, as well as the Family Members and Controlled Entities of such persons, may not conduct any transactions involving Company Securities (other than as specified by this Policy), during a “Blackout Period” beginning at the close of market fifteen (15) days prior to the end of each fiscal quarter and ending at the close of market on the second business day following the date of the public release of the Company’s earnings results for that fiscal quarter or fiscal year on Form 10-Q or Form 10-K, respectively. For example, if a Company’s fiscal quarter ended on June 30th, the Blackout Period would commence starting at 12:01 a.m. on June 15th and would end two business days after the Company’s filing of its Quarterly Report on Form 10-Q for the June 30th fiscal period. In other words, these persons may only conduct transactions in Company Securities during the “Window Period” beginning on the third business day following the public release of the Company’s earnings for that fiscal quarter or fiscal year on Form 10-Q or Form 10-K and ending at the close of market on the 15th day prior to the close of the next fiscal quarter.
c.Event-Specific Trading Restriction Periods: From time to time, an event may occur that is material to the Company and is known by only a certain number of Covered Persons. So long as the event remains material and nonpublic, those specific Covered Persons (who have knowledge) may not trade Company Securities. In these cases, the Compliance Officer will provide notice (usually by email) indicating that there is an event-specific trading restriction period.
In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Compliance Officer, a Covered Person should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In that situation, the Compliance Officer will notify the Covered Persons that they should not trade in the Company’s Securities without disclosing the reason for the restriction.
The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Compliance Officer has not designated a Covered Person as a person who should not trade due to an event-specific restriction, such person should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction period.

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

d.Exceptions: The quarterly trading restrictions and event-driven trading restrictions do not apply to those transactions, as described above under the headings, “Exception: Transactions Under Company Plans” and “Exception: Transactions Not Involving a Purchase or Sale.” Further, the requirement for pre-clearance, the quarterly trading restrictions and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Rule 10b5-1 Plans.”
e.Written Updates or Schedule: The Compliance Officer shall be responsible for providing written (which may be by email) updates and/or a yearly schedule on when Blackout Periods begin and end. The Compliance Officer shall be responsible for updating such schedule and for providing sufficient communications related event-specific trading restrictions.
Rule 10b5-1 Plans:
Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”). If the plan meets the requirements of Rule 10b5-1, Company Securities may be purchased or sold without regard to certain insider trading restrictions. To comply with the Policy, a Rule 10b5-1 Plan must be approved by the Compliance Officer and meet the following requirements (each an “Approved 10b5-1 Plan”):
a.it has been reviewed and approved by the Compliance Officer at least five business days in advance of being entered into (or, if revised or amended, such proposed revisions or amendments have been reviewed and approved by the Compliance Officer at least five business days in advance of being entered into);
b.it provides that no trades may occur thereunder until expiration of the applicable cooling-off period specified in Rule 10b5-1(c)(1)(ii)(B), and no trades occur until after that time. The appropriate cooling-off period will vary based on the status of the Covered Person. For directors and officers, the cooling-off period ends on the later of (x) ninety days after adoption or certain modifications of the 10b5-1 plan; or (y) two business days following disclosure of the Company's financial results in a Form 10-Q or Form 10-K for the quarter in which the 10b5-1 plan was adopted. For all other Covered Persons, the cooling-off period ends 30 days after adoption or modification of the 10b5-1 plan. This required cooling-off period will apply to the entry into a new 10b5-1 plan and any revision or modification of a 10b5-1 plan;
c.it is entered into in good faith by the Covered Person, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, at a time when the Covered Person is not in possession of material nonpublic information about the Company; and, if the Covered Person is a director or officer, the 10b5-1 plan must include representations by the Covered Person certifying to that effect;
d.it gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Covered Person, so long as such third party does not possess any material nonpublic information about the Company; or explicitly specifies the security or securities to

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions; and
e.it is the only outstanding Approved 10b5-1 Plan entered into by the Covered Person (subject to the exceptions set out in Rule 10b5-1(c)(1)(ii)(D)).
No Approved 10b5-1 Plan may be adopted during a Blackout Period.
If you are considering entering into, modifying or terminating an Approved 10b5-1 Plan or have any questions regarding Approved Rule 10b5-1 Plans, please contact the Compliance Officer. You should consult your own legal and tax advisors before entering into, or modifying or terminating, an Approved 10b5-1 Plan. A trading plan, contract, instruction or arrangement will not qualify as an Approved 10b5-1 Plan without the prior review and approval of the Compliance Officer as described above.
Section 16 Reporting
For the avoidance of doubt, notwithstanding the pre-clearance procedures set forth in this Policy or the approval of an Approved 10b5-1 Plan, Company Insiders remain obligated to file Forms 3, 4 and 5 under Section 16 of the Exchange Act in connection with most sales, purchases, bona fide gifts or certain other transactions in Company Securities. If any questions arise, such Company Insider should consult with their own counsel in connection with any transaction, including pursuant to an Approved 10b5-1 Plan.
Post-Termination Transactions
This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures specified under the heading “Additional Procedures” above, however, will cease to apply to transactions in Company Securities upon the termination of service to the Company.
Certification:
The Covered Leadership Team members must certify their understanding of, and intent to comply with, this Policy.

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

COVERED LEADERSHIP TEAM
CERTIFICATION
I certify that:
1.I have read and understand the Company’s Policy on Insider Trading (the “Policy”). I understand that the Compliance Officer is available to answer any questions I have regarding this Policy.
2.Since January 1, 2016, or such shorter period of time that I have been an employee of the Company, I have complied with this Policy.
3.I will continue to comply with this Policy for as long as I am subject to this Policy.

Print name:
Signature:
Date:

The Company reserves the right to change this Policy at any time and for any reason and to grant exceptions to this Policy based on business need. I understand I will be bound by any future amendment, change or alteration to this Policy.

LEGAL\72368012\8

Exhibit 19
Policy No: L-102    Original Date: 12-15-2015
Subject: Insider Trading    Revision Date: 11-22-2024
    Effective Date: 12-01-2024
Current Version Approved By: The Board of Directors        Owner: Legal

APPENDIX A
IDENTIFIED EMPLOYEES

LEGAL\72368012\8